Exhibit 99.2

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

Introduction

The following represents the unaudited pro forma condensed consolidated statement of operations of NGL Energy Partners LP (“we”, “NGL” or “the Partnership”) for the year ended March 31, 2012.

On June 19, 2012, we completed a business combination with High Sierra Energy, LP and High Sierra Energy GP, LLC (collectively, “High Sierra”).  High Sierra’s assets include water discharge, recycling, and disposal facilities, two crude oil terminals, a fleet of leased rail cars, and a fleet of trucks.  We paid $96.8 million of cash and issued 18,018,468 common units to acquire High Sierra Energy, LP.  We also paid $97.4 million of cash to retire long-term debt of High Sierra Energy, LP and to settle certain other of High Sierra Energy, LP’s obligations.  Our general partner acquired High Sierra Energy GP, LLC by paying $50 million of cash and issuing equity.  Our general partner then contributed its ownership interests in High Sierra Energy GP, LLC to us, in return for which we paid our general partner $50 million of cash and issued 2,685,042 common units to our general partner.

On June 19, 2012, we entered into a new revolving credit agreement (the “Credit Agreement”) with a syndicate of banks.  Also on June 19, 2012, we entered into a Note Purchase Agreement whereby we issued $250 million of notes payable in a private placement (the “Senior Notes”).  We used the proceeds from the issuance of the Senior Notes and borrowings under the Credit Agreement to repay existing debt and to fund the acquisition of High Sierra.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2012 gives pro forma effect to the business combination with High Sierra and the issuance of Senior Notes to finance the merger consideration, as if the business combination had occurred on April 1, 2011.

The accompanying unaudited pro forma condensed consolidated statement of operations also gives pro forma effect to the following business combinations that occurred during the year ended March 31, 2012, as if such business combinations had occurred on April 1, 2011:

•                  On October 3, 2011, we completed a business combination transaction with E. Osterman Propane, Inc., its affiliated companies and members of the Osterman family (collectively, “Osterman”), whereby we acquired retail propane operations in the northeastern United States. We issued 4,000,000 common units and paid $96 million in exchange for the assets and operations of Osterman. The agreement also contemplates a working capital payment post-closing for certain specified working capital items, currently estimated as a liability of $4.0 million.

•                  On November 1, 2011, we completed a business combination transaction with SemStream, L.P. (“SemStream”), whereby we acquired SemStream’s wholesale natural gas liquids supply and marketing operations and its 12 natural gas liquids terminals. We issued 8,932,031 common units and paid $91 million in exchange for the assets and operations of SemStream, including working capital.

•                  On January 3, 2012, we completed a business combination transaction with seven companies associated with Pacer Propane Holding, L.P. (collectively, “Pacer”), whereby we acquired retail propane operations, primarily in the western United States. We issued 1,500,000 common units and paid $32.2 million in exchange for the assets and operations of Pacer, including working capital. We also assumed $2.7 million of long-term debt in the form of non-compete agreements.

•                  On February 3, 2012, we completed a business combination transaction with North American Propane, Inc. (“North American”), whereby we acquired retail propane and distillate operations in the northeastern United States. We paid $69.8 million in exchange for the assets and operations of North American, including working capital.

The accompanying unaudited pro forma condensed consolidated statement of operations also gives pro forma effect to our initial public offering in May 2011, as if the initial public offering had occurred on April 1, 2011.

Pro Forma Statement of Operations

The unaudited pro forma condensed consolidated statement of operations is provided for informational purposes only and should be read in conjunction with the audited historical financial statements of NGL Energy Partners LP included in our Annual Report on Form 10-K for the year ended March 31, 2012, the unaudited condensed consolidated financial statements of NGL Energy Partners LP included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2012, the historical financial statements of High Sierra Energy GP, LLC included in this Current Report on Form 8-K/A, the audited and unaudited historical financial statements of Osterman included in our Form 8- K/A filed on December 19, 2011, the audited and unaudited historical financial statements of SemStream included in our Form 8-K/A filed on December 23, 2011, the audited historical financial statements of Pacer included in our Form 8-K/A filed on March 19, 2012, and the audited historical financial statements of North American included in our Form 8-K/A filed on April 20, 2012.  The unaudited pro forma condensed consolidated statement of operations is presented as if the business combinations and the initial public offering described above had occurred on April 1, 2011.

The historical results of operations of High Sierra included in the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2012 represent the results of its operations for the year ended December 31, 2011.

The following unaudited pro forma condensed consolidated statement of operations is based on certain assumptions and does not purport to be indicative of the results which actually would have been achieved if the events described above had occurred on April 1, 2011.  Moreover, it does not project NGL’s results of operations for any future date or period.

The accompanying unaudited pro forma condensed consolidated statement of operations reflects depreciation and amortization estimates which are preliminary, as our identification of the assets and liabilities acquired, and the fair value determinations thereof, for the High Sierra, Osterman, Pacer, and North American business combinations have not been completed.  The fair value estimates reflected in the accompanying unaudited pro forma condensed consolidated statement of operations are based on the best estimates available at this time.  There is no guarantee that the preliminary fair value estimates, and consequently the unaudited pro forma condensed consolidated statement of operations, will not change.  To the extent that the final acquisition accounting results in an increased amount of goodwill recorded, this amount would not be subject to amortization, but would be subject to annual impairment testing.  To the extent the final acquisition accounting results in a decrease to the preliminary computation of goodwill done for the purpose of preparing this unaudited pro forma statement of operations, the amount would be subject to depreciation or amortization, which would result in a decrease to the estimated pro forma income reflected in the accompanying unaudited pro forma condensed consolidated statement of operations.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2012

(U.S. Dollars in Thousands, Except Unit and Per Unit Amounts)

(Page 1 of 3)

		Historical	Historical							Preliminary
	Historical	Osterman	SemStream							Pro Forma
	NGL	Six Months	Seven Months	Pro Forma Adjustments						NGL
	Year ended	Ended	Ended		Note		Note	Offering	Note	To Page 2
	March 31, 2012	Sept. 30, 2011	Oct. 31, 2011	Osterman	2	SemStream	2	Transaction	2	of 3
REVENUES:
Retail propane	$199,334	$32,625	$—	$—		$—		$—		$231,959
Wholesale supply and marketing	1,104,706	—	408,097	—		(25,340)	(f)	—		1,487,463
Midstream	6,433	—	—	—		—		—		6,433
High Sierra operations	—	—	—	—		—		—		—
	1,310,473	32,625	408,097	—		(25,340)		—		1,725,855

COST OF SALES:
Retail propane	130,142	20,669	—	—		—		—		150,811
Wholesale supply and marketing	1,086,544	—	403,563	—		(25,340)	(f)	—		1,464,767
Midstream	337	—	—	—		—		—		337
High Sierra operations	—	—	—	—		—		—		—
	1,217,023	20,669	403,563	—		(25,340)		—		1,615,915

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	63,309	12,313	9,862	(772)	(a)	(736)	(g)	—		83,976
Depreciation and amortization	15,111	1,701	2,213	2,696	(b)	1,106	(h)	—		22,827

Operating Income (Loss)	15,030	(2,058)	(7,541)	(1,924)		(370)		—		3,137

OTHER INCOME (EXPENSE):
Interest expense	(7,620)	(22)	(1,732)	(1,710)	(c)	(895)	(i)	476	(k)	(11,503)
Other, net	1,055	334	2,152	—		—		—		3,541

Income (Loss) Before Income Taxes	8,465	(1,746)	(7,121)	(3,634)		(1,265)		476		(4,825)

INCOME TAX PROVISION (BENEFIT)	601	238	—	(238)	(d)	—		—		601

Income (loss) from continuing operations	7,864	(1,984)	(7,121)	(3,396)		(1,265)		476		(5,426)

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(8)			5	(e)	8	(j)	—		5

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12									12

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$7,868	$(1,984)	$(7,121)	$(3,391)		$(1,257)		$476		$(5,409)

Basic and diluted earnings per unit from continuing operations (Note 3) -
Common	$0.32
Subordinated	$0.58

Weighted average units outstanding -
Common	15,169,983
Subordinated	5,175,384

See accompanying notes and continuation on Page 2 of 3.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2012

(U.S. Dollars in Thousands, Except Unit and Per Unit Amounts)

(Page 2 of 3)

	Preliminary	Historical	Historical					Preliminary
	Pro Forma	Pacer	North American					Pro Forma
	NGL	Nine Months	Nine Months	Pro Forma Adjustments				NGL
	From Page 1	Ended	Ended		Note		Note	To Page 3
	of 3	Dec. 31, 2011	Dec. 31, 2011	Pacer	2	North American	2	of 3
REVENUES:
Retail propane	$231,959	$26,487	$64,231	$—		$—		$322,677
Wholesale supply and marketing	1,487,463	—	—	—		—		1,487,463
Midstream	6,433	—	—	—		—		6,433
High Sierra operations	—	—	—	—		—		—
	1,725,855	26,487	64,231	—		—		1,816,573

COST OF SALES:
Retail propane	150,811	17,452	46,557	—		—		214,820
Wholesale supply and marketing	1,464,767	—	—	—		—		1,464,767
Midstream	337	—	—	—		—		337
High Sierra operations	—	—	—	—		—		—
	1,615,915	17,452	46,557	—		—		1,679,924

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	83,976	6,694	18,964	(850)	(l)	(1,588)	(o)	107,196
Depreciation and amortization	22,827	974	3,766	1,536	(m)	(422)	(p)	28,681

Operating Income (Loss)	3,137	1,367	(5,056)	(686)		2,010		772

OTHER INCOME (EXPENSE):
Interest expense	(11,503)	(99)	(3,921)	(753)	(n)	2,030	(q)	(14,246)
Other, net	3,541	57	(49)	—		—		3,549

Income (Loss) Before Income Taxes	(4,825)	1,325	(9,026)	(1,439)		4,040		(9,925)

INCOME TAX PROVISION (BENEFIT)	601	—	(8,357)	—		8,357	(r)	601

Income (loss) from continuing operations	(5,426)	1,325	(669)	(1,439)		(4,317)		(10,526)

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	5					6	(s)	11

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12							12

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$(5,409)	$1,325	$(669)	$(1,439)		$(4,311)		$(10,503)

See accompanying notes and continuation on Page 3 of 3.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2012

(U.S. Dollars in Thousands, Except Unit and Per Unit Amounts)

(Page 3 of 3)

	Preliminary	Historical			NGL
	Pro Forma	High Sierra			Pro Forma
	NGL	Year	Pro Forma Adjustments		Year
	From Page 2	Ended		Note	Ended
	of 3	Dec. 31, 2011	High Sierra	2	Dec. 31, 2011
REVENUES:
Retail propane	$322,677	$—	$—		$322,677
Wholesale supply and marketing	1,487,463	—	—		1,487,463
Midstream	6,433	—	—		6,433
High Sierra operations	—	2,986,738	(14,513)	(t)	2,972,225
	1,816,573	2,986,738	(14,513)		4,788,798

COST OF SALES:
Retail propane	214,820	—	—		214,820
Wholesale supply and marketing	1,464,767	—	—		1,464,767
Midstream	337	—	—		337
High Sierra operations	—	2,856,010	(14,513)	(t)	2,841,497
	1,679,924	2,856,010	(14,513)		4,521,421

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	107,196	70,656	657	(t)	178,509
Depreciation and amortization	28,681	21,066	2,274	(u)	52,021

Operating Income (Loss)	772	39,006	(2,931)		36,847

OTHER INCOME (EXPENSE):
Interest expense	(14,246)	(10,043)	(8,927)	(v)	(33,216)
Other, net	3,549	3,336	657	(t)	7,542

Income (Loss) Before Income Taxes	(9,925)	32,299	(11,201)		11,173

INCOME TAX PROVISION (BENEFIT)	601	(903)	—		(302)

Income (loss) from continuing operations	(10,526)	33,202	(11,201)		11,475

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	11		(20)	(w)	(9)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	12	(2,365)			(2,353)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$(10,503)	$30,837	$(11,221)		$9,113

Basic and diluted earnings per unit from continuing operations (Note 3) -
Common					$0.18
Subordinated					$0.18

Weighted average units outstanding -
Common					44,749,763
Subordinated					5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Note 1 — Basis of Presentation

See “— Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated statement of operations.

Note 2 — Pro Forma Adjustments

Our unaudited pro forma condensed consolidated statement of operations reflects the impact of the following pro forma adjustments:

Osterman Combination Transaction Adjustments

(a)                                  Reflects the elimination of expenses incurred directly in connection with our combination with Osterman.

(b)                                 Reflects the increase in historical depreciation and amortization expense of the Osterman long-lived assets based on the estimated fair value of the assets contributed in the Osterman combination. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 6.4%. An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase in the pro forma adjustment for depreciation and amortization expense of approximately $64,000 for the year ended March 31, 2012. The estimated fair value of depreciable property, plant and equipment and amortizable intangible assets acquired in the combination is summarized below (in thousands):

Depreciable property, plant and equipment:
Tanks and other retail propane equipment (20 years)	$55,000
Vehicles (5 years)	12,000
Buildings (30 years)	6,500
Other equipment (5 years)	1,520

Amortizable intangible assets:
Customer relationships (20 years)	62,479

(c)                                  Represents the additional interest expense resulting from the advances of $96.0 million from our acquisition facility to finance the Osterman combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56%. A change in interest rate of 0.125% would result in a change of approximately $60,000 in pro forma interest expense for the year ended March 31, 2012.

(d)                                 Represents the elimination of the historical income tax provision for Osterman.

(e)                                  Represents the general partner’s 0.1% share of the losses of Osterman after the effect of the pro forma adjustments.

SemStream Combination Transaction Adjustments

(f)                                    Represents the elimination of sales between NGL and SemStream.

(g)                                 Reflects the elimination of expenses incurred directly in connection with our combination with SemStream.

(h)                                 Reflects the increase in historical depreciation and amortization expense of the SemStream long-lived assets based on the estimated fair value of the assets contributed in the SemStream combination. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 7.28%. An increase in the estimated fair value of the long-lived assets of $1 million would result in an increase of approximately $73,000 in pro forma depreciation and amortization expense for the year ended March 31, 2012. The estimated fair value of depreciable property, plant and equipment and amortizable intangible assets acquired in the combination is summarized below (in thousands):

Depreciable property, plant and equipment:
Tanks and terminals (20-30 years)	$41,434
Vehicles and rail cars (5 years)	470
Other (5 years)	3,326

Amortizable intangible assets:
Customer relationships (8-15 years)	31,950
Rail car leases (1-4 years)	1,008

(i)                                     Represents the additional interest expense from the advances from our acquisition and working capital facilities (advances of $10.0 million and $83.0 million, respectively) to finance the SemStream combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56% for acquisition facility borrowings and 3.31% for working capital facility borrowings for the estimated period in which advances would have been outstanding (five months for the working capital facility). A change in the interest rate of 0.125% would result in an increase in the pro forma adjustment for interest expense of approximately $33,000 for the year ended March 31, 2012.

(j)                                     Represents the general partner’s 0.1% share of the losses of SemStream after the effect of the pro forma adjustments.

Offering Transaction Adjustment

(k)                                  Reflects the elimination of our historical interest expense on the amount borrowed under our acquisition credit facility to finance a previous business combination which was paid using the proceeds from our initial public offering.

Pacer Combination Transaction Adjustments

(l)                                     Reflects the elimination of expenses incurred directly by us and by Pacer in connection with our combination with Pacer.

(m)                               Reflects the increase in historical depreciation and amortization expense of the Pacer long-lived assets based on the estimated fair value of the assets contributed in the Pacer combination. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 7.98%. An increase in the estimated fair value of long-lived assets of $1 million would result in approximately $80,000 of additional pro forma depreciation and amortization expense for the year ended March 31, 2012. The estimated fair value of depreciable property, plant and equipment and amortizable intangible assets acquired in the combination is summarized below (in thousands):

Depreciable property, plant and equipment:
Tanks and other retail propane equipment (15 years)	$11,200
Vehicles (5 years)	5,000
Buildings (30 years)	2,300
Other equipment (3-5 years)	200

Amortizable intangible assets:
Customer relationships (15 years)	21,980

(n)                                 Represents the additional interest expense resulting from the advances from our acquisition and working capital facilities (advances of $27.8 million and $4.4 million, respectively) to finance the Pacer combination at the actual interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56% for acquisition facility borrowings and 3.31% for working capital facility borrowings for the estimated period in which the advances would have been outstanding (three months for the working capital facility). A change in the interest rate of 0.125% would result in a change of approximately $27,000 in pro forma interest expense. The pro forma adjustment also includes imputed interest expense on long-term debt in the form of non-compete agreements.

North American Combination Transaction Adjustments

(o)                                 Reflects the elimination of expenses incurred directly by us in connection with our combination with North American.

(p)                                 Reflects the decrease in historical depreciation and amortization expense of the North American long-lived assets based on the estimated fair value of the assets acquired in the North American combination. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the long-lived assets is 9.17%. An increase in the estimated fair value of long-lived assets of $1 million would result in approximately $92,000 of additional annual pro forma depreciation and amortization expense. The estimated fair value of depreciable property, plant and equipment and amortizable intangible assets acquired in the combination is summarized below (in thousands):

Depreciable property, plant and equipment:
Tanks and other equipment (15 years)	$27,100
Vehicles (5 years)	9,000
Buildings (30 years)	2,200
Other equipment (3-5 years)	500

Amortizable intangible assets:
Customer relationships (15 years)	9,800

(q)                                 Represents the elimination of interest expense incurred by North American on its historical credit facilities, partially offset by additional interest expense resulting from the advances from our acquisition facility of $69.8 million to finance the North American combination at the interest rate in effect on LIBOR option borrowings at December 31, 2011 of 3.56%. A change in the interest rate of 0.125% would result in a change of approximately $66,000 in pro forma interest expense.

(r)                                    Reflects the elimination of the historical income tax provision of North American.

(s)                                  Represents the general partner’s 0.1% share of the losses of North American after the effect of the pro forma adjustments.

High Sierra Combination Transaction Adjustments

(t)                                    Reflects a reclassification of gains on commodity derivatives recorded by High Sierra from revenues to cost of sales and a reclassification of bad debt expense from other expense to general and administrative expense, to be consistent with NGL’s classification of these gains/losses.

(u)                                 Reflects an increase in historical depreciation and amortization expense of the High Sierra long-lived assets based on the estimated fair value of the assets acquired in the business combination.  The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the depreciable and amortizable long-lived assets is 7.8%.  An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of approximately $78,000 to pro forma depreciation and amortization expense for the year ended March 31, 2012.  The estimated fair value of depreciable property, plant and equipment and amortizable intangible assets acquired in the merger is summarized below (in thousands):

Depreciable property, plant and equipment:
Transportation vehicles and equipment (5 years)	$12,160
Facilities and equipment (20 years)	70,500
Buildings and improvements (20 years)	29,800
Software (5 years)	2,700
Amortizable intangible assets:
Customer relationships (15 years)	174,100
Lease contracts (1-6 years)	10,500

(v)                                 Reflects the addition of pro forma interest expense on Senior Notes issued to finance the $244.2 million of merger consideration that was paid in cash, at a rate of 6.65%, net of the elimination of the historical interest expense of High Sierra (exclusive of letter of credit fees).  A change in the interest rate of 0.125% would result in a change of approximately $305,000 in pro forma interest expense.

(w)                               Represents the general partner’s 0.1% share of the High Sierra income after the effect of the pro forma adjustments.

Note 3 — Pro Forma Earnings per Unit From Continuing Operations

Our income for financial statement presentation and partners’ capital purposes is allocated to our general partner and limited partners in accordance with their respective ownership interests, and in accordance with our partnership agreement after giving effect to priority income allocations for incentive distributions, if any, to our general partner, the holders of the incentive distribution rights pursuant to our partnership agreement, which are declared and paid following the close of each quarter.  These incentive distributions could result in less income allocable to the common and subordinated unitholders.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations - Continued

For purposes of computing pro forma basic and diluted income per common and subordinated unit, we have assumed that (a) the minimum quarterly distributions would have been paid to all unitholders for all outstanding units for each quarter during the periods presented, (b) there would be no incentive distributions to the general partner, and (c) no restrictions on distributions apply during the periods presented.  Any earnings in excess of distributions are allocated to our general partner and limited partners based on their respective ownership interests. No incentive distributions were paid to holders of our incentive distribution rights during the year ended March 31, 2012.

The pro forma earnings per unit have been computed based on earnings or losses allocated to the limited partners after deducting the total earnings allocation to the general partner.  The pro forma weighted-average units outstanding in the table below represent the number of units outstanding after the business combination with High Sierra, which includes units issued in the business combinations during the year ended March 31, 2012, and also includes 750,000 common units issued in a business combination in May 2012.  For the pro forma earnings per unit computation, we have assumed that all units outstanding after the High Sierra merger were outstanding during the entire year ended March 31, 2012.  The subordinated limited partner units were issued in May 2011 in connection with our initial public offering. For the pro forma earnings per unit computation, we have assumed that the subordinated units were outstanding during the entire year ended March 31, 2012.  The pro forma basic and diluted earnings per unit are equal, as there were no dilutive units during the year ended March 31, 2012.

Earnings per unit are computed as follows for the year ended March 31, 2012 (dollars in thousands, except unit and per unit information):

	Historical	Pro forma
Net income from continuing operations attributable to parent equity	$7,876	$9,122

General partner 0.1% share of income from continuing operations	8	9

Income from continuing operations allocated to limited partners	$7,868	$9,113
Common unitholders	$4,859	$8,048
Subordinated unitholders	$3,009	$1,065

Basic and diluted earnings per unit from continuing operations —
Common unitholders	$0.32	$0.18
Subordinated unitholders	$0.58	$0.18

Weighted average units outstanding —
Common	15,169,983	44,749,763
Subordinated	5,175,384	5,919,346

Note 4 — Other Income

Other income of SemStream in the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2012 includes the receipt of approximately $2 million of proceeds from a class-action litigation settlement. This non-recurring income is not excluded from pro forma income as it does not result directly from the SemStream combination. We do not expect to realize similar income in the future.

Other income of High Sierra in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 includes a gain of $4.2 million related to the settlement of a contingency associated with a historical acquisition, which is partially offset by a loss of $2.2 million related to the settlement of a contingency associated with the sale of a business. These non-recurring items are not excluded from pro forma income as they do not result directly from the High Sierra combination.